UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2017

CARLISLE COMPANIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9278	31-1168055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16430 N. Scottsdale Road Suite 400

Scottsdale AZ, 85254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (480) 781-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 21, 2017, Carlisle Companies Incorporated (the “Company”) entered into a Second Amendment (the “Amendment”) to the Company’s Third Amended and Restated Credit Agreement, dated as of October 20, 2011, by and among the Company, Carlisle Management Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement”), with Carlisle, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.  Each of the lenders under the Credit Agreement and the Amendment provides the Company general banking and/or investment advisory services.  A copy of the Credit Agreement was attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 25, 2011.  Among other things, the Amendment (i) increases the lenders’ aggregate revolving commitment from $600 million to $1 billion, (ii) extends the maturity date of the Credit Agreement from December 12, 2018 to February 21, 2022 and (iii) added customary “bail in” provisions applicable to the lenders under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the contents of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description	Incorporated By Reference To

10.1

Second Amendment to Third Amended and Restated Credit Agreement, dated as of February 21, 2017, by and among Carlisle Companies Incorporated, Carlisle Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Dated: February 24, 2017	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1

Second Amendment to Third Amended and Restated Credit Agreement, dated as of February 21, 2017, by and among Carlisle Companies Incorporated, Carlisle Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.